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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                  July 9, 1997
                Date of Report (Date of earliest event reported)





                                  PROXIM, INC.
             (Exact name of registrant as specified in its charter)




          Delaware                       0-22700                 77-0389180 0-22700
(State or other jurisdiction of   (Commission File Number)  (I.R.S. Employer Identification
       incorporation)                                                     No.)

                            295 North Bernardo Avenue
                             Mountain View, CA 94043
                    (Address of principal executive offices)

                                 (415) 960-1630
              (Registrant's telephone number, including area code)


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ITEM 5.   OTHER EVENTS.

        On July 9, 1997, Proxim, Inc., a Delaware corporation ("Proxim", the "Company" or the "Registrant") amended and restated its Preferred Shares Rights Agreement (the "Rights Plan") entered into as of March 31, 1997 between the Company and The First National Bank of Boston (the "Rights Agent") in order to amend the definition of "Acquiring Person" contained therein so that Kopp Investment Advisors, Inc. ("Kopp") shall not be deemed an "Acquiring Person" until such time as Kopp shall be the Beneficial Owner of more than 20% of the Common Shares then outstanding or until such time as Kopp shall be required to file a report of beneficial ownership on Schedule 13D with the Securities and Exchange Commission with respect to its holdings of the Company's Common Stock.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          Exhibits.
          ---------
             4.1 Amended and Restated Preferred Shares Rights Agreement between the Company and the First National Bank of Boston (amended as of July 9, 1997).




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                                INDEX TO EXHIBITS



                                                                               SEQUENTIALLY
  EXHIBIT                                                                        NUMBERED
  NUMBER                            DESCRIPTION                                   PAGE
    2.1       Amended and Restated Preferred Shares Rights Agreement between the
              Company and the First National Bank of Boston (amended as of July
              9, 1997).

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                                   SIGNATURES



            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              PROXIM, INC.



Dated: July 9, 1997                           By: /s/ KEITH E. GLOVER
                                                  ----------------------------
                                                  Keith E. Glover
                                                  Vice President of Finance
                                                  and Administration and
                                                  Chief Financial Officer
                                                  (Principal Accounting and
                                                  Financial Officer)